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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Stock Plan of S3 Incorporated and to the incorporation by reference therein of our report dated February 1, 2001 (except for the last three paragraphs of Note 17, as to which the date is March 30,
2001), with respect to the consolidated financial statements and schedule of SONICblue Incorporated included in its Annual Report (Form 10-K), for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

San Jose, California

April 19, 2001